Filed pursuant to Rule 424(b)(3)
Registration No. 333-238098

IMPORTANT NOTICE
Dynamic Short Short-Term Volatility Futures ETF (WEIX)
(the “Fund”)

Supplement dated January 10, 2021
to the Fund’s Prospectus and Disclosure Document

Dated April 28, 2021

* * * * *
The Prospectus and Disclosure Document for the Fund are hereby revised to reflect that:

The investment objective of the Fund is to seek to provide better risk management than passively managed short VIX short-term futures ETFs.

Effective on January 11, 2021, in pursuing the investment objective of the Fund, the Fund expects that the notional exposure of its portfolio of short positions in VIX Futures Contracts will range from -0.1 to -0.5 under normal circumstances.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Please retain this supplement for future reference